Exhibit 10.4

AMENDMENT NO. 3

TO

EMPLOYMENT AGREEMENT

This Amendment No. 3 to the Employment Agreement (“Amendment”), dated December 4, 2018, is by and between Drone Aviation Holding Corp., a Nevada corporation with an address 11651 Central Parkway #118, Jacksonville, FL 32224 (the “Company”), and Jay H. Nussbaum (the “Executive”).

WHEREAS, the parties entered into an Employment Agreement on April 27, 2016 (the “Employment Agreement”); and

WHEREAS, the parties entered into an Amendment No. 1 on September 26, 2016 (Nussbaum Amendment No. 1); and

WHEREAS, the parties entered into an Amendment No. 2 on August 3, 2017 (Nussbaum Amendment No. 2); and

WHEREAS, the parties wish to further amend the Employment Agreement as set forth below, with the understanding that all other provisions of the Employment Agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Section 3 of the Employment Agreement – Term of Employment – is hereby extended from December 31, 2018 to December 31, 2019.

2.	Section 4 of the Employment Agreement- Compensation of Employee- is hereby modified to $300,000 annual base salary and entitled to receive an annual cash bonus in an amount equal to up to one hundred fifty percent (150%) of the current base salary.

The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first stated above.

DRONE AVIATION HOLDING CORP.

By:	/s/ Kendall W. Carpenter
Name:	Kendall W. Carpenter
Title:	Executive Vice President/Chief Financial Officer

By:	/s/ Jay H. Nussbaum
Name:	Jay H. Nussbaum